EXHIBIT 99.1

Pega Cloud ACV Grows 51%** in the First Three Quarters of 2019

•	Total ACV up 20%** to $634 million, powered by Pega Cloud Choice™

•	Pega Cloud RPO (“backlog”) up 38% to $363 million

•	Pega Cloud Revenue up 63% to $95 million year to date through Q3

** Constant Currency
CAMBRIDGE, Mass. — November 7, 2019 — Pegasystems Inc. (NASDAQ: PEGA), the software company empowering digital transformation at the world’s leading enterprises, released its financial results for the third quarter of 2019.
“I’m pleased with the state of our business as we continue to make strong progress in our transition to Cloud,” said Alan Trefler, founder and CEO, Pegasystems. “It’s terrific to see the continued momentum in our traditional markets as well as enthusiasm in some of our newer industries. For example, over recent weeks we’ve engaged more than 1,000 thought leaders from our clients and prospects in the government and healthcare industries through our customer engagement roadshow.”
“Total ACV increased 20% in constant currency year over year, reaching $634 million,” said Ken Stillwell, CFO, Pegasystems. “This strong ACV growth reflects solid demand worldwide for our digital transformation solutions.”
Financial metrics (1) (2)

(Dollars in thousands, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Total revenue	$216,703	$203,263	7%	$634,841	$635,224	—%
Subscription revenue (3)	$154,513	$120,267	28%	$424,273	$382,485	11%
Net (loss) - GAAP	$(30,338)	$(7,587)	(300)%	$(91,351)	$(5,796)	(1,476)%
Net (loss) income - Non-GAAP	$(17,961)	$2,001	*	$(50,764)	$19,526	*
Diluted (loss) per share - GAAP	$(0.38)	$(0.10)	(280)%	$(1.16)	$(0.07)	(1,557)%
Diluted (loss) earnings per share - Non-GAAP	$(0.23)	$0.02	*	$(0.64)	$0.23	*
* not meaningful
(1) A reconciliation of the GAAP measures to our Non-GAAP measures is contained in the financial schedules at the end of this release.
(2) As previously discussed, our profitability and operating cash flows have declined in the short term as we transition to cloud, and our cloud business continues to grow and scale.
(3) Reflects client arrangements (term license, cloud, and maintenance) that are subject to renewal.

(Dollars in thousands)	Three Months Ended September 30,						Nine Months Ended September 30,
	2019		2018		Change		2019		2018		Change
Cloud	$35,153	16%	$22,184	11%	$12,969	58%	$94,610	15%	$57,967	9%	$36,643	63%
Term license	48,989	23%	32,066	16%	16,923	53%	122,257	19%	128,070	20%	(5,813)	(5)%
Maintenance	70,371	32%	66,017	32%	4,354	7%	207,406	33%	196,448	31%	10,958	6%
Subscription	154,513	71%	120,267	59%	34,246	28%	424,273	67%	382,485	60%	41,788	11%
Perpetual license	9,016	4%	20,276	10%	(11,260)	(56)%	43,286	7%	56,829	9%	(13,543)	(24)%
Consulting	53,174	25%	62,720	31%	(9,546)	(15)%	167,282	26%	195,910	31%	(28,628)	(15)%
Total revenue	$216,703	100%	$203,263	100%	$13,440	7%	$634,841	100%	$635,224	100%	$(383)	—%

Annual contract value (“ACV”) (1) (2)
The change in ACV measures the growth and predictability of future cash flows from Pega Cloud and Client Cloud committed arrangements as of the end of the particular reporting period.

	September 30,		Change		Constant Currency Change
(Dollars in thousands)	2019	2018
Maintenance	$281,484	$264,068	$17,416	7%	9%
Term	207,317	174,320	32,997	19%	20%
Client Cloud	488,801	438,388	50,413	11%	13%
Pega Cloud	145,549	98,373	47,176	48%	51%
Total ACV	$634,350	$536,761	$97,589	18%	20%
(1) Total ACV, as of a given date, is the sum of the following two components:

•
Client Cloud: the sum of (1) the annual value of each term license contract in effect on such date, which is equal to its total license value divided by the total number of years and (2) maintenance revenue reported for the quarter ended on such date, multiplied by four. We do not provide hosting services for Client Cloud arrangements.

•	Pega Cloud: the sum of the annual value of each cloud contract in effect on such date, which is equal to its total value divided by the total number of years.
(2) As foreign currency exchange rates are an important factor in understanding period to period comparisons, we believe the presentation of ACV growth rates on a constant currency basis enhances the understanding of our results and evaluation of our performance in comparison to prior periods.
Remaining performance obligations (“RPO”)
Expected future revenue on existing contracts:

	September 30, 2019
(Dollars in thousands)	Perpetual license	Term license	Maintenance	Cloud	Consulting	Total
1 year or less	$7,689	$25,948	$158,220	$133,785	$13,145	$338,787	56%
1-2 years	853	3,798	18,590	105,081	863	129,185	21%
2-3 years	1,306	591	8,323	72,915	841	83,976	14%
Greater than 3 years	—	85	4,959	51,591	—	56,635	9%
	$9,848	$30,422	$190,092	$363,372	$14,849	$608,583	100%
Change in RPO Since September 30, 2018
	$(23,651)	$(25,740)	$36,959	$100,272	$(1,587)	$86,253
	(71)%	(46)%	24%	38%	(10)%	17%

	September 30, 2018
(Dollars in thousands)	Perpetual license	Term license	Maintenance	Cloud	Consulting	Total
1 year or less	$25,343	$44,283	$140,591	$88,529	$14,107	$312,853	60%
1-2 years	6,490	10,063	8,877	70,815	1,830	98,075	19%
2-3 years	360	1,598	2,586	54,646	449	59,639	11%
Greater than 3 years	1,306	218	1,079	49,110	50	51,763	10%
	$33,499	$56,162	$153,133	$263,100	$16,436	$522,330	100%
Quarterly conference call
A conference call and audio-only webcast will be conducted at 5:00 p.m. EDT on November 7, 2019.
Members of the public and investors are invited to join the call and participate in the question and answer session by dialing 1-877-300-8521 (domestic), 1-412-317-6026 (international), or via webcast by logging onto www.pega.com at least five minutes prior to the event's broadcast and clicking on the webcast icon in the Investors section.
A replay of the call will also be available on www.pega.com/about/investors by clicking the earnings calls link in the investors section.
Discussion of non-GAAP financial measures
To supplement the financial results presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), we provide non-GAAP measures, including in this release. We utilize several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. Our annual financial plan is prepared on both a GAAP and a non-GAAP basis, and both are approved by our board of directors. In addition, because of the importance of these measures in managing the business, we use non-GAAP measures, and financial performance results in the evaluation process to establish management’s compensation.
The non-GAAP measures exclude the effects of stock-based compensation expense, amortization of intangible assets, and foreign currency transaction gains and losses. We believe these non-GAAP measures are helpful in understanding its past financial performance and its anticipated future results.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. They should be read-only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
A reconciliation of the GAAP measures to our Non-GAAP measures is contained in the financial schedules at the end of this release.
Forward-looking statements
Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which we operate and management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “estimate,” “may,” “target,” “strategy,” “is intended to,” “project,” “guidance,” “likely,” “usually,” or variations of such words and similar expressions are intended to identify such forward-looking statements.
Important factors that could cause actual future activities and results to differ materially from those expressed in such forward-looking statements include, among others, variation in demand for our products and services, reliance on third-party relationships, reliance on key personnel, the inherent risks associated with international operations and the continued uncertainties in the global economy, our continued effort to market and sell both domestically and internationally, foreign currency exchange rates, the potential legal and financial liabilities and reputation damage due to cyber-attacks and security breaches, and management of our growth. These risks and other factors that could cause actual results to differ materially from those expressed in such forward-looking statements are described more completely in Part I of our Annual Report on Form 10-K for the year ended December 31, 2018, and other filings we make with the U.S. Securities and Exchange Commission (“SEC”). These documents are available on the Company’s website at www.pega.com/about/investors.

Investors are cautioned not to place undue reliance on such forward-looking statements, and there are no assurances that the results contained in such statements will be achieved. Although new information, future events, or risks may cause actual results to differ materially from future results expressed or implied by such forward-looking statements, except as required by applicable law, we do not undertake and expressly disclaim any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events, or otherwise.
The forward-looking statements contained in this press release represent the Company’s views as of November 7, 2019.
About Pegasystems
Pega is the leader in cloud software for customer engagement and operational excellence. The world’s most recognized and successful brands rely on Pega’s AI-powered software to optimize every customer interaction on any channel while ensuring their brand promises are kept. Pega’s low-code application development platform allows enterprises to quickly build and evolve apps to meet their customer and employee needs and drive digital transformation on a global scale. For more than 35 years, Pega has enabled higher customer satisfaction, lower costs, and increased customer lifetime value. For more information on Pegasystems (NASDAQ: PEGA) visit www.pega.com.
Press contact:
Lisa Pintchman
Pegasystems Inc.
lisa.pintchman@pega.com
(617) 866-6022
Twitter: @pega
Investor contact:
Garo Toomajanian
ICR for Pegasystems Inc.
pegainvestorrelations@pega.com
(617) 866-6077

All trademarks are the property of their respective owners.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue
Software license	$58,005	$52,342	$165,543	$184,899
Maintenance	70,371	66,017	207,406	196,448
Services	88,327	84,904	261,892	253,877
Total revenue	216,703	203,263	634,841	635,224
Cost of revenue
Software license	676	1,255	2,982	3,772
Maintenance	6,688	6,079	19,315	18,035
Services	73,534	67,089	210,118	202,047
Total cost of revenue	80,898	74,423	232,415	223,854
Gross profit	135,805	128,840	402,426	411,370
Operating expenses
Selling and marketing	115,237	87,490	341,064	269,845
Research and development	52,492	46,504	152,802	135,261
General and administrative	14,843	12,104	41,693	38,749
Total operating expenses	182,572	146,098	535,559	443,855
(Loss) from operations	(46,767)	(17,258)	(133,133)	(32,485)
Foreign currency transaction (loss) gain	(1,970)	399	(3,577)	558
Interest income, net	556	683	1,823	2,076
Other income, net	323	—	378	363
(Loss) before (benefit from) income taxes	(47,858)	(16,176)	(134,509)	(29,488)
(Benefit from) income taxes	(17,520)	(8,589)	(43,158)	(23,692)
Net (loss)	$(30,338)	$(7,587)	$(91,351)	$(5,796)
(Loss) per share
Basic	$(0.38)	$(0.10)	$(1.16)	$(0.07)
Diluted	$(0.38)	$(0.10)	$(1.16)	$(0.07)
Weighted-average number of common shares outstanding
Basic	79,200	78,700	78,928	78,525
Diluted	79,200	78,700	78,928	78,525

PEGASYSTEMS INC.
UNAUDITED RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
(in thousands, except percentages and per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Total revenue - GAAP and Non-GAAP	$216,703	$203,263	7%	$634,841	$635,224	—%

Net (loss) - GAAP	$(30,338)	$(7,587)	(300)%	$(91,351)	$(5,796)	(1,476)%
Amortization of intangible assets	1,017	2,835		5,608	8,508
Stock-based compensation (2)	21,846	16,408		60,242	47,573
Foreign currency transaction loss (gain)	1,970	(399)		3,577	(558)
Income tax effects (3)	(12,456)	(9,256)		(28,840)	(30,201)
Net (loss) income - Non-GAAP	$(17,961)	$2,001	*	$(50,764)	$19,526	*

Diluted (loss) per share - GAAP	$(0.38)	$(0.10)	(280)%	$(1.16)	$(0.07)	(1,557)%
Non-GAAP adjustments	0.15	0.12		0.52	0.30
Diluted (loss) earnings per share - Non-GAAP	$(0.23)	$0.02	*	$(0.64)	$0.23	*

Diluted weighted-average number of common shares outstanding - GAAP	79,200	78,700	1%	78,928	78,525	1%
Incremental dilutive shares for non-GAAP	—	4,521		—	4,714
Diluted weighted-average number of common shares outstanding - Non-GAAP	79,200	83,221	(5)%	78,928	83,239	(5)%
* not meaningful
(1) Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Our non-GAAP financial measures reflect adjustments based on the following items:

•
Amortization of intangible assets: We have excluded the amortization of intangible assets from our non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues recognized during the periods presented and is expected to contribute to our future period revenues as well. Amortization of intangible assets is likely to recur in future periods.

•
Stock-based compensation: We have excluded stock-based compensation from our non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future period revenues, we continue to evaluate our business performance excluding stock-based compensation.

•
Foreign currency transaction loss (gain): We have excluded foreign currency transaction gains and losses from our non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by changes in foreign exchange market rates. Foreign currency transaction gains and losses will recur in future periods.

For additional information about our use of Non-GAAP measures, the reasons why management uses these measures, the usefulness of these measures, and the material limitations on the usefulness of these measures, see “Discussion of non-GAAP financial measures” included earlier in this release and below.

(2) Stock-based compensation was:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Cost of revenues	$4,787	$4,319	$14,216	$12,277
Selling and marketing	8,317	6,198	24,055	16,895
Research and development	4,858	3,917	13,990	11,356
General and administrative	3,884	1,974	7,981	7,045
	$21,846	$16,408	$60,242	$47,573
Income tax benefit	$(4,430)	$(3,555)	$(12,226)	$(10,037)
(3) Effective income tax rates were:

	Nine Months Ended September 30,
	2019	2018
GAAP	32%	80%
Non-GAAP	22%	25%
Our effective income tax rate under GAAP is subject to significant fluctuations due to a variety of factors, including excess tax benefits generated by our stock-based compensation plans, tax credits for stock-based compensation awards to research and development employees, and unfavorable foreign stock-based compensation adjustments. We determine our non-GAAP income tax rate by using applicable rates in taxing jurisdictions and assessing certain factors, including our historical and forecast earnings by jurisdiction, discrete items, and our ability to realize tax assets. We believe it is beneficial for our management to review our non-GAAP effective income tax rate on a basis consistent with the effective income tax rate in our annual plan as established at the beginning of each year given this tax rate volatility.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2019	December 31, 2018
Assets
Total cash, cash equivalents, and marketable securities	$112,569	$207,423
Total receivables (billed and unbilled)	419,320	504,765
Goodwill	78,862	72,858
Other assets	306,273	197,507
Total assets	$917,024	$982,553

Liabilities and stockholders’ equity
Accrued expenses, including compensation and related expenses	$129,869	$130,177
Deferred revenue, current	159,849	185,145
Other liabilities	98,474	45,700
Stockholders’ equity	528,832	621,531
Total liabilities and stockholders’ equity	$917,024	$982,553

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2019	2018
Net (loss)	$(91,351)	$(5,796)
Adjustments to reconcile net (loss) to cash (used in) provided by operating activities
Non-cash items	73,547	75,992
Change in operating assets and liabilities, net	4,342	(3,108)
Cash (used in) provided by operating activities	(13,462)	67,088
Cash provided by (used in) investing activities	53,448	(49,595)
Cash (used in) financing activities	(61,941)	(71,664)
Effect of exchange rate changes on cash and cash equivalents	(363)	(1,913)
Net (decrease) in cash and cash equivalents	(22,318)	(56,084)
Cash and cash equivalents, beginning of period	114,422	162,279
Cash and cash equivalents, end of period	$92,104	$106,195